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                                                                       EXHIBIT 7






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                          AGREEMENT AND PLAN OF MERGER



                           DATED AS OF AUGUST 22, 1996



                                     BETWEEN



                          TRANSNATIONAL RE CORPORATION


                                       AND


                                PXRE CORPORATION







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                                TABLE OF CONTENTS

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ARTICLE 1      THE MERGER....................................................................1
        Section 1.1.  The Merger.............................................................1
        Section 1.2.  Closing................................................................2
        Section 1.3.  Effective Time.........................................................2
        Section 1.4.  Effects of the Merger..................................................2
        Section 1.5.  Certificate of Incorporation; By-laws..................................2
        Section 1.6.  Directors and Officers of the Surviving Corporation....................3

ARTICLE 2      EFFECT OF THE MERGER ON THE SECURITIES
               OF THE CONSTITUENT CORPORATIONS...............................................3
        Section 2.1.  Effect on Capital Stock................................................3
        Section 2.2.  Exchange of Certificates...............................................5

ARTICLE 3      REPRESENTATIONS AND WARRANTIES................................................8
        Section 3.1.  Representations and Warranties of PXRE.................................8
        Section 3.2.  Representations and Warranties of Transnational.......................17

ARTICLE 4      COVENANTS RELATING TO CONDUCT OF BUSINESS
               PRIOR TO MERGER..............................................................25
        Section 4.1.  Certain Covenants.....................................................25

ARTICLE 5      ADDITIONAL AGREEMENTS........................................................30
        Section 5.1.  Preparation of Form S-4, the PXRE Proxy Statement and the
                      Transnational Proxy Statement.........................................30
        Section 5.2.  Meetings of Stockholders..............................................30
        Section 5.3.  Legal Requirements to Merger..........................................31
        Section 5.4.  Access to Information.................................................31
        Section 5.5.  Best Efforts..........................................................31
        Section 5.6.  Benefit Plans.........................................................32
        Section 5.7.  Indemnification and Insurance.........................................32
        Section 5.8.  Public Announcements..................................................34
        Section 5.9.  No Solicitation, Etc..................................................34
        Section 5.10. Consents, Approvals and Filings.......................................34
        Section 5.11. Non-Interference, Etc.................................................35
        Section 5.12. Affiliates............................................................35
        Section 5.13. Listing...............................................................36
        Section 5.14. Stockholder Litigation................................................36
        Section 5.15. Dividends.............................................................36
        Section 5.16. Amendment to Management Agreement.....................................36

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ARTICLE 6      CONDITIONS PRECEDENT.........................................................37
        Section 6.1.  Conditions to Each Party's Obligation to Effect the Merger............37
        Section 6.2.  Conditions to Obligations of Transnational............................38
        Section 6.3.  Conditions to Obligations of PXRE.....................................39

ARTICLE 7      TERMINATION, AMENDMENT AND WAIVER............................................40
        Section 7.1.  Termination...........................................................40
        Section 7.2.  Effect of Termination.................................................42
        Section 7.3.  Amendment.............................................................42
        Section 7.4.  Extension; Waiver.....................................................42
        Section 7.5.  Procedure for Termination, Amendment, Extension or Waiver;
                      Role of the Special Committee up to the Effective Time................43

ARTICLE 8      GENERAL PROVISIONS...........................................................43
        Section 8.1.  Nonsurvival of Representations and Warranties.........................43
        Section 8.2.  Fees and Expenses.....................................................43
        Section 8.3.  Definitions...........................................................44
        Section 8.4.  Interpretation........................................................44
        Section 8.5.  Notices...............................................................44
        Section 8.6.  Counterparts..........................................................46
        Section 8.7.  Entire Agreement; Third-Party Beneficiaries...........................46
        Section 8.8.  Governing Law.........................................................46
        Section 8.9.  Assignment............................................................46
        Section 8.10. Enforcement...........................................................46
        Section 8.11. Severability..........................................................47


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                          AGREEMENT AND PLAN OF MERGER


        AGREEMENT AND PLAN OF MERGER, dated as of August 22, 1996 between TRANSNATIONAL RE CORPORATION, a Delaware corporation ("Transnational"), and PXRE CORPORATION, a Delaware corporation ("PXRE").

                             W I T N E S S E T H :

        WHEREAS, the Board of Directors of Transnational, based upon the unanimous recommendation of the special committee of the independent directors of Transnational (the "Special Committee"), and the Board of Directors of PXRE deem it advisable and in the best interests of their respective stockholders to consummate, and have unanimously approved, the merger of Transnational with and into PXRE upon the terms and subject to the conditions set forth herein (the "Merger");

        WHEREAS, the Board of Directors of Transnational in 1993 approved the transaction which resulted in PXRE's wholly-owned subsidiary PXRE Reinsurance Company ("PXRE Reinsurance") becoming an interested stockholder in Transnational in accordance with the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL");

        WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code");

        WHEREAS, immediately following the Effective Time (as hereinafter defined), PXRE will contribute or cause to be contributed to PXRE Reinsurance all of the shares of capital stock of Transnational Reinsurance Company ("Transnational Reinsurance"); and

        WHEREAS, Transnational and PXRE desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE 1

                                   THE MERGER

        Section 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Transnational shall be merged with and into


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PXRE at the Effective Time. Upon the Effective Time, the separate existence of
Transnational shall cease, and PXRE shall continue as the surviving corporation (the "Surviving Corporation").

        Section 1.2. Closing. Unless this Agreement shall have been terminated pursuant to Section 7.1 and subject to the satisfaction or waiver of each of the conditions set forth in Article 6, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the date (the "Closing Date") that is the second business day following the date on which the last to be fulfilled or waived of the conditions set forth in Article 6 shall be fulfilled or waived in accordance with this Agreement, at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, unless another date, time or place is agreed to in writing by the parties hereto.

        Section 1.3. Effective Time. The parties hereto will file with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on the date of the Closing (or on such other later date as Transnational and PXRE may agree) a certificate of merger or other appropriate documents, prepared and executed in accordance with the relevant provisions of the DGCL, and make all other filings and recordings required under the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the certificate of merger with the Delaware Secretary of State, or at such later time as is specified in the certificate of merger (the "Effective Time").

        Section 1.4. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Transnational shall vest in the Surviving Corporation, and all debts, liabilities and duties of Transnational shall become the debts, liabilities and duties of the Surviving Corporation, all as provided under the DGCL.

        Section 1.5.  Certificate of Incorporation; By-laws.

               (a) The Restated Certificate of Incorporation of PXRE (the "PXRE Charter"), as in effect immediately prior to the Effective Time (as amended as provided for in Section 1.5(b) below), shall from and after the Effective Time, be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.


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               (b) Prior to the Effective Time, Paragraphs A and C of Article IV
of the PXRE Charter may, subject to the requisite approval by PXRE's stockholders, be amended (the "PXRE Charter Amendment") to read as follows:

               "A. Authorized Capital Stock. The aggregate number of shares which the Corporation shall have authority to issue is 40,500,000 shares, consisting of:

               1. 500,000 shares of Serial Preferred Stock (par value $.01 per share); and

               2. 40,000,000 shares of Common Stock (par value $.01 per share)

 . . .

        C. Common Stock. The total number of shares of Common Stock the Corporation has authority to issue is 40,000,000 shares, par value of $.01 per share."

               (c) The by-laws of PXRE (the "PXRE By-laws") as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

        Section 1.6.  Directors and Officers of the Surviving Corporation.

               (a) The directors of PXRE immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the PXRE Charter and the PXRE By-laws, or as otherwise provided by applicable law.

               (b) The officers of PXRE immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or until their earlier death, resignation or removal in accordance with the PXRE Charter and the PXRE By-laws, or as otherwise provided by applicable law.


                                    ARTICLE 2

                     EFFECT OF THE MERGER ON THE SECURITIES
                         OF THE CONSTITUENT CORPORATIONS


        Section 2.1. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Transnational Class A

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Common Stock, par value $.01 per share (the "Transnational Class A Stock"), any shares of Transnational Class B Common Stock, par value $.01 per share ("Transnational Class B Stock"; and together with the Transnational Class A Stock, "Transnational Common Stock") or any other shares of capital stock of
Transnational:

               (a) Cancellation of Transnational Treasury Stock and Certain PXRE-Owned Stock. Each share of Transnational Class A Stock issued and outstanding immediately prior to the Effective Time that is owned by Transnational or any subsidiary of Transnational or by PXRE or any subsidiary of PXRE shall automatically be canceled and retired and shall cease to exist, and no Common Stock, par value $.01 per share, of PXRE ("PXRE Common Stock"), cash or other consideration shall be delivered or deliverable in exchange therefor.

               (b) Conversion of Transnational Common Stock. Subject to Section 2.2(f), (i) each share of Transnational Class A Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(a) above, but including shares referred to in
Section 5.6(b)) and (ii) each share of Transnational Class B Stock issued and outstanding immediately prior to the Effective Time shall, as a matter of law, be converted into the right to receive 1.0575 validly issued, fully paid and non-assessable shares of PXRE Common Stock (the "Stock Consideration"). The Stock Consideration and any cash to be paid in accordance with Section 2.2(f) in lieu of fractional shares of PXRE Common Stock are referred to collectively as the "Merger Consideration".

               (c) Transnational Stock Options. At the Effective Time, each outstanding stock option (each, a "Director Option") to purchase Transnational Class A Stock granted under the Transnational Re Corporation Director Stock Option Plan, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Director Option, the same number of shares of PXRE Common Stock as the holder of such Director Option would have been entitled to receive pursuant to the Merger had such holder exercised such Director Option in full (whether or not actually exercisable) immediately prior to the Effective Time ("Assumed Option"). Each Assumed Option shall have an exercise price per share equal to (y) the aggregate exercise price for the shares of Transnational Class A Stock deemed otherwise purchasable pursuant to such Director Option divided by (z) the number of full shares of PXRE Common Stock that are subject to such Assumed Option.

               (d) Cancellation and Retirement of Transnational Common Stock. As of the Effective Time, all certificates representing shares of Transnational Common Stock, other than certificates representing shares to be canceled in accordance with Section 2.1(a), issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Transnational Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 2.2, without interest.


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               (e) PXRE shall take all corporate action necessary to reserve for issuance a sufficient number of shares of PXRE Common Stock issuable upon exercise of any Assumed Options. As soon as practicable after the Effective
Time, PXRE shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of PXRE Common Stock subject to Assumed Options. PXRE shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such Assumed Options remain outstanding.

        Section 2.2.  Exchange of Certificates.

               (a) Exchange Agent. As of the Effective Time, PXRE shall deposit with a bank or trust company designated by PXRE and reasonably satisfactory to Transnational (the "Exchange Agent"), for the benefit of the holders of shares of Transnational Common Stock, certificates representing shares of PXRE Common Stock representing the aggregate Stock Consideration (such certificates, together with any dividends or distributions with respect to such certificates, being hereinafter referred to as the "Exchange Fund").

               (b) Exchange Procedures. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented shares of Transnational Common Stock (except holders of shares of Transnational Class A Stock to be canceled in accordance with
Section 2.1(a) above) shall, upon surrender to the Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to a certificate representing that number of whole shares of PXRE Common Stock (and cash in lieu of fractional shares of PXRE Common Stock as contemplated by Section 2.2(f) below) which the aggregate number of shares of Transnational Common Stock previously represented by such certificate or certificates surrendered shall have been converted into the right to receive pursuant to Section 2.1(b) of this Agreement. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate representing shares of Transnational Common Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of Transnational or its transfer agent of certificates representing shares of Transnational Common Stock and if such certificates are presented to Transnational for transfer, they shall be canceled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 2.2(b), each certificate representing shares of Transnational Common Stock (other than certificates representing shares of

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Transnational Class A Stock to be canceled in accordance with Section 2.1(a)
above) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without any interest thereon, as contemplated by Section 2.1. No interest will be paid or will accrue on any cash payable as Merger Consideration.

               (c) Letter of Transmittal. Promptly after the Effective Time (but in no event more than 5 days thereafter), the Surviving Corporation shall require the Exchange Agent to mail to each record holder of certificates that immediately prior to the Effective Time represented shares of Transnational Common Stock which have been converted pursuant to Section 2.1, a form of letter of transmittal and instructions for use in surrendering such certificates and receiving the Merger Consideration to which such holder shall be entitled pursuant to Section 2.1.

               (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to PXRE Common Stock with a record date after the Effective Time shall be paid to the holder of any certificate that immediately prior to the Effective Time represented shares of Transnational Common Stock which have been converted pursuant to Section 2.1 ("Converted TREX Shares"), until the surrender for exchange of such certificate in accordance with this Article 2. Following surrender for exchange of any such certificate, there shall be paid to the holder of such certificate, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid or payable with respect to the number of whole shares of PXRE Common Stock into which the shares of Transnational Common Stock represented by such certificate immediately prior to the Effective Time were converted pursuant to Section 2.1 and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, but prior to such surrender, and with a payment date subsequent to such surrender, payable with respect to such whole shares of PXRE Common Stock.

               (e) No Further Ownership Rights in Transnational. The Merger Consideration paid upon the surrender for exchange of certificates representing shares of Transnational Common Stock in accordance with the terms of this
Article 2 shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Transnational Common Stock theretofore represented by such certificates, subject, however, to the Surviving Corporation's obligations (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by Transnational on such shares of Transnational Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

               (f)   No Fractional Shares.

                      (i) No certificates or scrip representing fractional shares of PXRE Common Stock shall be issued upon the surrender for exchange of certificates that

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        immediately prior to the Effective Time represented shares of
        Transnational Common Stock which have been converted pursuant to Section 2.1, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder of PXRE. No Transnational stockholder shall be entitled to receive cash in lieu of fractional shares in an amount greater than the value of one full share of PXRE Common Stock.

                      (ii) Notwithstanding any other provisions of this Agreement, each holder of shares of Transnational Common Stock who would otherwise have been entitled to receive a fraction of a share of PXRE Common Stock (after taking into account all certificates delivered by such holder) pursuant to Section 2.1 shall receive, in lieu thereof, cash (without interest) in an amount equal to (x) such fractional part of a share of PXRE Common Stock multiplied by (y) the closing price of a share of PXRE Common Stock on the trading day immediately preceding the Closing Date. PXRE shall provide the Exchange Agent with the necessary cash for such payments as and when it is needed.

               (g) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the certificates representing Converted TREX Shares for 180 days after the Effective Time shall be delivered to PXRE, upon demand, and any holders of Converted TREX Shares who have not theretofore complied with this Article 2 shall thereafter look only to PXRE for payment of their claim for any Merger Consideration and any dividends or distributions with respect to PXRE Common Stock.

               (h) No Liability. None of Transnational, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares, cash, dividends or distributions payable from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Converted TREX Shares shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.1(c))), any such shares, cash, dividends or distributions payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.



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                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES


        Section 3.1. Representations and Warranties of PXRE. PXRE represents and warrants to Transnational as follows:

               (a) Organization, Standing and Corporate Power. PXRE and each subsidiary of PXRE is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate or other power and authority to carry on its business as now being conducted. PXRE and each subsidiary of PXRE is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have or reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of PXRE and its subsidiaries taken as a whole or a material adverse effect on the ability of PXRE to consummate any of the transactions contemplated hereby (a "PXRE Material Adverse Effect"). PXRE has delivered to Transnational complete and correct copies of the PXRE Charter and the PXRE By-laws and the certificate of incorporation and by-laws, or other organizational documents, of its subsidiaries, in each case as currently in effect.

               (b) Capital Structure. As of the date hereof, the authorized capital stock of PXRE consists of (i) 20,000,000 shares of PXRE Common Stock of which, as of the close of business on August 19, 1996, 8,773,375 shares were issued and outstanding and 244,476 shares were held in treasury; and (ii) 500,000 shares of Serial Preferred Stock, par value $.01 per share, of which no shares are issued and outstanding. At the close of business on August 19, 1996, 833,334 shares of PXRE Common Stock were reserved for issuance pursuant to PXRE's stock option, stock purchase, deferred stock and restricted stock plans of which 405,523 shares were reserved for issuance upon the exercise of employee and director options ("PXRE Stock Options") outstanding on such date. Except as set forth above, at the close of business on August 19, 1996, no (x) shares of capital stock or other equity or voting securities of PXRE, (y) securities of PXRE convertible into or exchangeable for shares of capital stock or equity or voting securities of PXRE, or (z) options or other rights to acquire from PXRE, or obligations of PXRE to issue, any capital stock, equity or voting securities or securities convertible into or exchangeable for capital stock or equity or voting securities of PXRE, were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of PXRE are, and all shares of PXRE Common Stock which may be issued (i) pursuant to this Agreement or (ii) pursuant to the exercise of outstanding PXRE Stock Options will be, when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of PXRE or any subsidiary of PXRE having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters

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on which the stockholders of PXRE or any subsidiary of PXRE may vote are issued or outstanding. Section 3.1(b) of the Disclosure Schedule lists each subsidiary of PXRE and, except for the capital stock of such subsidiaries and the other ownership interests listed in Section 3.1(b) of the Disclosure Schedule, PXRE does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity (excluding portfolio investments made in the ordinary course of business in accordance with the PXRE Investment Guidelines (as defined below) or the investment guidelines in effect at the time such investment was made). Except as disclosed in Section 3.1(b) of the Disclosure Schedule, all the outstanding shares of capital stock or other ownership interests of each subsidiary of PXRE have been duly authorized, validly issued and are fully paid and non-assessable and are owned by PXRE, by one or more wholly-owned subsidiaries of PXRE or by PXRE and one or more such wholly-owned subsidiaries, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except as set forth above or in
Section 3.1(b) of the Disclosure Schedule, there are not any securities, options, warrants, rights, commitments or agreements of any kind to which PXRE or any subsidiary is a party or by which any of them is bound or of any of them obligating any of them to issue, sell or deliver, or repurchase, redeem or otherwise acquire, or convertible into or exchangeable for, or otherwise entitling any person to acquire from any of them, shares of capital stock or other equity or voting securities of any of them or securities convertible into or exchangeable for any such capital stock or equity or voting securities, or obligating any of them to issue, sell, deliver, grant, extend or enter into any such security, option, warrant, right, commitment or agreement. Except as disclosed in Section 3.1(b) of the Disclosure Schedule, neither PXRE nor any subsidiary of PXRE is a party to or bound by any agreement, proxy or other arrangement restricting the transfer of PXRE Common Stock or affecting the voting of any shares of capital stock of PXRE or any subsidiary.

               (c) Authority; Noncontravention. PXRE has the requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement and the transactions contemplated hereby by the requisite vote of the holders of PXRE Common Stock (the "PXRE Stockholder Approval"), PXRE has all requisite corporate power and authority to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by PXRE and the consummation by PXRE of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PXRE, subject to the PXRE Stockholder Approval. This Agreement has been duly executed and delivered by PXRE and, assuming this Agreement constitutes the valid and binding agreement of Transnational, constitutes a valid and binding obligation of PXRE, enforceable against PXRE in accordance with its terms, except as the same may be limited by or subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and subject to general principles of equity. Except as disclosed in
Section 3.1(c) of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) subject to the PXRE Stockholder Approval, conflict with any of the provisions of the PXRE Charter or the PXRE By-laws or of the certificate of

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incorporation, by-laws or other organizational documents of any subsidiary of
PXRE, (ii) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, franchise, license or other instrument or undertaking to which PXRE or any of its subsidiaries is a party or by which PXRE or any of its subsidiaries or any of their assets is bound or affected or held by PXRE or any of its subsidiaries,
(iii) subject to the PXRE Stockholder Approval and the matters referred to in the next sentence, contravene any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to PXRE or any of its subsidiaries or any of their respective properties or assets, or
(iv) result in the creation of any Lien on any property or asset of PXRE or any of its subsidiaries, which, in the case of clauses (ii), (iii) and (iv) above, singly or in the aggregate, could reasonably be expected to have a PXRE Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any court or governmental or regulatory authority or agency, domestic or foreign (a "Governmental Entity") is required by or with respect to PXRE or its subsidiaries in connection with the execution and delivery of this Agreement by PXRE or the consummation by PXRE or its subsidiaries of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with respect to the Merger,
(ii) approvals, filings and/or notices required under insurance regulatory laws as specified in Section 3.1(c) of the Disclosure Schedule, (iii) the filing with the Securities and Exchange Commission (the "SEC") of a registration statement on Form S-4 in connection with the issuance of PXRE Common Stock in the Merger (the "Form S-4"), of the PXRE Proxy Statement (as defined in Section 3.1(e)) and of such reports or other filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iv) the filing and recordation of the certificate of merger as required under the DGCL and the filing of appropriate documents with the Department of State or other relevant authorities of other states in which Transnational is qualified to do business, as required by the corporation laws of such states, (v) the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment to PXRE's Restated Certificate of Incorporation relating to the PXRE Charter Amendment, (vi) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 3.1(c) of the Disclosure Schedule, (vii) any applicable filings under state securities or "blue sky" laws and (viii) such other consents, approvals, authorizations, declarations, filings or notices the failure to obtain or make which, in the aggregate, would not have a PXRE Material Adverse Effect.

               (d)   SEC Documents; Financial Statements.

                      (i) PXRE has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994 (such reports, schedules, forms, statements and other documents, together with all registration statements filed by PXRE or its subsidiaries with the SEC since January 1, 1994, in each case, as such documents

                                       10

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        have been amended since the time of their filing, collectively, the
        "PXRE SEC Documents"). As of their respective filing dates (or, if amended, as of the date of the filing of such amendment) the PXRE SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such PXRE SEC Documents. None of the PXRE SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of PXRE included in the PXRE SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and fairly present, in all material respects, in conformity with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) the consolidated financial position of PXRE and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Except (w) as disclosed in Section 3.1(d)(i) of the Disclosure Schedule, (x) liabilities disclosed or provided for in the consolidated balance sheet of PXRE and its subsidiaries (the "PXRE Balance Sheet") as of June 30, 1996 (the "Balance Sheet Date"), (y) liabilities under or related to this Agreement and the transactions contemplated hereby, and (z) liabilities and obligations incurred in the ordinary course of business substantially consistent with past practice since the Balance Sheet Date, neither PXRE nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent, determined, determinable or otherwise), other than liabilities and obligations which would not individually or in the aggregate reasonably be expected to have a PXRE Material Adverse Effect.

                      (ii) The Annual Statement for the year ended December 31, 1995, together with all exhibits and schedules thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, and any Quarterly Statements for periods ended after January 1, 1996, together with all exhibits and schedules thereto, with respect to PXRE Reinsurance, in each case as filed with the applicable Governmental Entities charged with supervision of insurance companies ("Insurance Regulators") in its jurisdiction of domicile, were prepared in conformity with statutory accounting practices prescribed or permitted by such Insurance Regulator ("SAP") applied on a consistent basis (except as expressly set forth in the notes, exhibits or schedules thereto) and present fairly, to the extent required by and in conformity with SAP, the statutory financial condition of PXRE Reinsurance at their respective dates and the results of operations, changes in capital and surplus and cash flow of PXRE Reinsurance for each of the periods then ended. Except as disclosed in Section 3.1(d)(ii) of the Disclosure Schedule,

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        since December 31, 1993 no deficiencies or violations material to the financial condition of PXRE Reinsurance have been asserted by any Insurance Regulator.

               (e) Transaction Documents. The Form S-4 will not, at the time the Form S-4 becomes effective under the Securities Act or at the time any amendment or supplement thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The proxy statement relating to the approval by the stockholders of PXRE of the matters referred to in the first sentence of Section 5.2 (the "PXRE Proxy Statement") will not, at the date it is first mailed to PXRE's stockholders or at the time of the PXRE Stockholders Meeting (as defined in Section 5.2), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by PXRE for inclusion or incorporation by reference in the proxy statement relating to the approval by the stockholders of Transnational of the matters referred to in the second sentence of Section 5.2 (the "Transnational Proxy Statement") will, at the date it is first mailed to Transnational's stockholders or at the time of the Transnational Stockholders Meeting (as defined in Section 5.2), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the PXRE Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, no representation or warranty is made by PXRE in this Section 3.1(e) with respect to information supplied by the Special Committee specifically for inclusion or incorporation by reference in the Form S-4, the PXRE Proxy Statement or the Transnational Proxy Statement.

               (f) Absence of Certain Changes or Events. Except as disclosed (x) in the PXRE SEC Documents filed and publicly available after December 31, 1995 and prior to the date of this Agreement (the "Filed PXRE SEC Documents") or (y) in Section 3.1(f) of the Disclosure Schedule, since January 1, 1996, PXRE and each of its subsidiaries has conducted its business only in the ordinary course substantially consistent with past practice. Except as disclosed in Section 3.1(f) of the Disclosure Schedule, since the Balance Sheet Date, there has not been (i) a PXRE Material Adverse Change (as defined in Section 6.2(c)), or any event or condition that individually or in the aggregate could reasonably be expected to result in a PXRE Material Adverse Change; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of PXRE's outstanding capital stock, other than the declaration and payment of regular quarterly dividends on PXRE Common Stock or any repurchase, redemption or other acquisition by PXRE or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, PXRE or any subsidiary thereof;
(iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other

                                       12

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securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock; (iv) any material change in accounting methods, principles or practices by PXRE or any of its subsidiaries except for any such change required by reason of a concurrent change in GAAP; (v) any amendment of any material term of any outstanding security of PXRE or any subsidiary; (vi) any incurrence, assumption or guarantee by PXRE or any subsidiary of any indebtedness for borrowed money (other than pursuant to existing line of credit arrangements, additional line of credit arrangements not exceeding $10 million and letters of credit and related agreements in the ordinary course of business substantially consistent with past practice); (vii) any creation or assumption by PXRE or any subsidiary of any Lien on any material asset other than in the ordinary course of business substantially consistent with past practice; (viii) any making of any material loan, advance or capital contributions to or investment in any person other than loans, advances or capital contributions to or investments in wholly-owned subsidiaries and other than portfolio investments made pursuant to the investment guidelines approved by the Board of Directors of PXRE (the "PXRE Investment Guidelines"), a copy of which has been delivered to the Special Committee; (ix) any transaction or commitment made, or any contract or agreement entered into, by PXRE or any subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by PXRE or any subsidiary of any contract or other right, in either case, material to PXRE and its subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business substantially consistent with past practice and those contemplated by this Agreement; (x) any entry by PXRE or a subsidiary into any contract limiting its right at any time on or after the date of this Agreement to engage in, or to compete with any person in, any business conducted by PXRE or its subsidiaries, including, without limitation, any contract which includes exclusivity provisions restricting the geographical area in which, or the method by which, any such business may be conducted; (xi) any entry by PXRE or a subsidiary into any acquisition, joint venture, partnership or similar agreement or arrangement which is material to PXRE and its subsidiaries taken as a whole; or (xii) any grant or increase of any severance or termination pay to any director, officer or employee of PXRE or any of its subsidiaries which is material to PXRE and its subsidiaries taken as a whole or any increase in any compensation, bonus or other benefits payable to directors, officers or employees of PXRE or any of its subsidiaries other than in the ordinary course of business substantially consistent with past practice.

               (g)   Taxes.

                      (i) Each of PXRE and its subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually or in the aggregate would not have a PXRE Material Adverse Effect. All tax returns filed by PXRE and each of its subsidiaries are complete and accurate except to the extent that such failure to be complete and accurate would not have a PXRE Material Adverse Effect. PXRE and each of its subsidiaries has paid (or PXRE has paid on the subsidiaries' behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Filed

                                       13

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        PXRE SEC Documents reflect an adequate reserve, in accordance with GAAP, for all taxes payable by PXRE and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                      (ii) Except as set forth in Section 3.1(g) of the Disclosure Schedule, no deficiencies for any taxes have been proposed, asserted or assessed against PXRE or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a PXRE Material Adverse Effect, and no requests for waivers of the time to assess any such taxes have been granted or are pending.

                      (iii) As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise, employment, payroll, withholding and other taxes, tariffs or governmental charges of any nature whatsoever.

               (h) Compliance with Applicable Laws. Each of PXRE and its subsidiaries has in full force and effect all federal, state, local and foreign governmental approvals, authorizations, certificates, consents, filings, franchises, licenses, notices, permits and rights (collectively, "Permits"), including without limitation all Permits of or issued by all Insurance Regulators, and has made all declarations and filings with all Insurance Regulators and other Governmental Entities, necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the failure of Permits to be in full force and effect, for failures to make filings or declarations, and for defaults under Permits which failure or default individually or in the aggregate would not have a PXRE Material Adverse Effect. None of such Permits contains any restriction that is materially burdensome to PXRE or any of its subsidiaries. PXRE and its subsidiaries are in material compliance with all such Permits and, to the knowledge of PXRE, no event has occurred which would lead PXRE to reasonably expect the revocation or termination of any such Permit or any material impairment of the rights of the holder thereof. Except as disclosed in the Filed PXRE SEC Documents or in
Section 3.1(h) of the Disclosure Schedule, PXRE and its subsidiaries are in compliance with all, and there have been no violations of any, applicable statutes, laws, ordinances, rules, regulations and orders of any Governmental Entity (including, without limitation, Insurance Regulators), except for such noncompliance or violation which individually or in the aggregate has not had and would not reasonably be expected to have a PXRE Material Adverse Effect. Except as disclosed in Section 3.1(h) of the Disclosure Schedule and except for routine examinations by Insurance Regulators, no investigation by any federal, state, local or foreign Governmental Entity with respect to PXRE or any of its subsidiaries is pending or, to the knowledge of PXRE, threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a PXRE Material Adverse Effect. Neither PXRE nor any of its subsidiaries has received any notice from any Insurance Regulator concerning any alleged material violation of any Permit or any insurance laws or regulations or notice of any proposed proceeding to revoke any material Permit or any notice to the effect that

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



any additional material Permit from any Insurance Regulator is needed to be obtained by PXRE or its subsidiaries.

               (i) Voting Requirements. The affirmative vote of holders of a majority of the outstanding shares of PXRE Common Stock entitled to vote thereon at the PXRE Stockholders Meeting with respect to this Agreement and the Merger and the issuance of Common Stock in connection with the Merger is the only vote of the holders of any class or series of PXRE's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement (other than the approval of the PXRE Charter Amendment). Approval of the PXRE Charter Amendment will require the affirmative vote of both (i) holders of two-thirds of the shares of PXRE Common Stock present in person or represented by proxy at the PXRE Stockholders Meeting and (ii) holders of a majority of the shares of PXRE Common Stock present in person or represented by proxy at the PXRE Stockholders Meeting excluding shares beneficially owned or controlled, directly or indirectly, by any person who as of the record date respecting the PXRE Stockholders Meeting is the beneficial owner of five percent or more of the then issued and outstanding shares of PXRE Common Stock.

               (j) Opinion of Financial Advisor. PXRE has received the written opinion of Dillon, Read & Co. Inc., the financial advisor to PXRE, to the effect that, as of the date of this Agreement, the Merger is fair to PXRE and its stockholders from a financial point of view.

               (k) Brokers. No broker, investment banker, financial advisor or other person, other than Dillon, Read & Co. Inc., the fees and expenses of which will be paid by PXRE, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PXRE or its subsidiaries.

               (l) Litigation. Except as disclosed in the Filed PXRE SEC Documents or in Section 3.1(l) of the Disclosure Schedule, there is no suit, action, investigation or arbitration pending or, to the knowledge of PXRE, threatened against or affecting PXRE or any of its subsidiaries before any court, arbitrator, Insurance Regulator or other Governmental Entity that, (i) individually or in the aggregate, could reasonably be expected to have a PXRE Material Adverse Effect or to impair the ability of PXRE to perform its obligations under this Agreement or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by this Agreement, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against PXRE or any of its subsidiaries having, or which could reasonably expected to have, any such effect.

               (m) PXRE's Knowledge as to Transnational Representations; Other Developments Regarding Transnational. To the knowledge of PXRE, the statements and matters set forth in Section 3.2 hereof are true and correct in all material respects as of the date of this Agreement. From December 31, 1995 to the date of this Agreement, there has not been any material favorable development or set of circumstances relating to or affecting the business or

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prospects of Transnational and its subsidiaries that has not been disclosed in the Filed Transnational SEC Documents (as defined in Section 3.2(f)) or otherwise disclosed to the Special Committee.

               (n)   Representations Relating To Tax-Free Status of the Merger.

                      (i) PXRE has no plan or intention to reacquire any of its Common Stock to be issued in the Merger which would adversely affect the qualification of the Merger as a "reorganization" within the meaning of
        Section 368(a)(1)(A) of the Code.

                      (ii) PXRE has no plan or intention to sell or otherwise dispose of any of the assets of Transnational or its subsidiaries acquired in the Merger, except for dispositions made in the ordinary course of business substantially consistent with past practice and the contribution to PXRE Reinsurance of all of the shares of capital stock of Transnational Reinsurance.

                      (iii) For a period of two years following the Closing Date, PXRE will cause a corporation controlled by it to continue the active conduct of the historic business of Transnational's subsidiaries or to use a significant portion of the historic business assets of Transnational's subsidiaries in a business.

                      (iv) PXRE is not an investment company as defined in
        Section 368(a)(2)(F)(iii) and (iv) of the Code.

                      (v) The payment of cash in lieu of fractional shares of PXRE Common Stock is solely for the purpose of avoiding the expense and inconvenience to PXRE of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Transnational stockholders instead of issuing fractional shares of PXRE Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the Transnational stockholders in exchange for their shares of Transnational Common Stock.

               (o)   ERISA.

                      (i) For purposes of this Agreement, the following terms shall have the following definitions: "ERISA" shall mean the Employee Retirement Income Security Act of 1974; "ERISA Affiliate" of any person shall mean any other person which, together with such person, would be treated as a single employer under Section 414 of the Code; and "PXRE Employee Plan" shall mean any "employee benefit plan", as defined in
        Section 3(3) of ERISA, which (x) is subject to any provision of ERISA and (y) is maintained, administered or contributed to by PXRE or any of its subsidiaries and covers any employee or former employee of PXRE or any of its subsidiaries or under which PXRE or any of its subsidiaries has any liability.

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                      (ii) Neither PXRE nor any ERISA Affiliate of PXRE has (i)
        engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (ii) incurred, or reasonably expects to incur prior to the Effective Time, (A) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or (B) any liability under Section 4971 of the Code that in either case could exceed $5,000,000. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any PXRE Employee Plan has or will make PXRE or any of its subsidiaries, or any officer or director of PXRE or any of its subsidiaries, subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that in either case could exceed $5,000,000.

                      (iii) With respect to each PXRE Employee Plan which is intended to be qualified under Section 401(a) of the Code, PXRE has received a favorable determination letter that the plan is so qualified and that each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code and, to the knowledge of PXRE, no event has occurred since the date of such determination that would adversely affect such qualification and exemption. PXRE has furnished to Transnational copies of the most recent Internal Revenue Service determination letters with respect to each such Plan. To the knowledge of PXRE, each PXRE Employee Plan has been maintained in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan.

                      (iv) Neither PXRE nor any of its subsidiaries has any current or projected liability in respect of post-employment (including post-retirement) health or medical or life insurance benefits for retired, former or current employees of PXRE or any of its subsidiaries, except as required to avoid excise tax under Section 4980B of the Code.

        Section 3.2. Representations and Warranties of Transnational. Transnational represents and warrants to PXRE (1) to the effect set forth in the TREX Category A Statements (as defined below), and (2) that none of the TREX Category B Statements (as defined below) is untrue or incorrect in any material respect by virtue of any affirmative action taken or thing done by the Board of Directors of Transnational since May 10, 1996 or by the Special Committee. Except as set forth above in this Section 3.2, Transnational makes no representation or warranty to PXRE in connection with this Agreement or the transactions contemplated hereby.

               As used herein, "TREX Category A Statements" means each of the statements and matters set forth in Sections 3.2(b)(A) (but excluding information as to shares issued and outstanding or held in treasury), 3.2(c)(A), 3.2(c)(B)(i)(x), 3.2(e), 3.2(f)(B)(ii)(x), 3.2(g), 3.2(j),

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and 3.2(k). As used herein, "TREX Category B Statements" means all of the statements and matters set forth below in this Section 3.2 other than TREX Category A Statements.

               (a) Organization, Standing and Corporate Power. Transnational and each subsidiary of Transnational is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate or other power and authority to carry on its business as now being conducted. Transnational and each subsidiary of Transnational is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have or reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Transnational and its subsidiaries taken as a whole or a material adverse effect on the ability of Transnational to consummate any of the transactions contemplated hereby (a "Transnational Material Adverse Effect").

               (b) Capital Structure. (A) The authorized capital stock of Transnational consists of 20,000,000 shares of Transnational Class A Stock of which, as of the close of business on August 19, 1996, 5,365,400 shares were issued and outstanding and 384,600 shares were held in treasury, 5,000,000 shares of Transnational Class B Common Stock of which, as of the close of business on August 19, 1996, 1,535,948 shares were issued and outstanding, and 5,000,000 shares of Serial Preferred Stock, par value $.01 per share, of which no shares are issued. (B) At the close of business on August 19, 1996, (i) 1,535,948 shares of Transnational Class A Stock were reserved for issuance upon conversion of outstanding shares of Transnational Class B Stock and (ii) 106,000 shares of Transnational Class A Stock were reserved for issuance pursuant to Transnational's stock option and deferred stock plans of which 3,000 shares were reserved for issuance upon the exercise of Director Options outstanding on such date. Except as set forth above, at the close of business on August 19, 1996, no
(x) shares of capital stock or other equity or voting securities of Transnational , (y) securities of Transnational convertible into or exchangeable for shares of capital stock or equity or voting securities of Transnational, or
(z) options or other rights to acquire from Transnational, or obligations of Transnational to issue, any capital stock, equity or voting securities or securities convertible into or exchangeable for capital stock or equity or voting securities of Transnational, were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Transnational are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of Transnational having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Transnational may vote are issued or outstanding. (C) Section 3.2(b) of the Disclosure Schedule lists each subsidiary of Transnational and, except for the capital stock of such subsidiaries and the other ownership interests listed in Section 3.2(b) of the Disclosure Schedule, Transnational does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity (excluding portfolio investments made in the ordinary course of business in accordance with Transnational's

                                       18

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investment guidelines). Except as disclosed in Section 3.2(b) of the Disclosure
Schedule, all the outstanding shares of capital stock or other ownership interests of each subsidiary of Transnational have been duly authorized, validly issued and are fully paid and non-assessable and are owned by Transnational, by one or more wholly-owned subsidiaries of Transnational or by Transnational and one or more such wholly-owned subsidiaries, free and clear of all Liens. (D) Except as set forth above or in Section 3.2(b) of the Disclosure Schedule, there are not any securities, options, warrants, rights, commitments or agreements of any kind to which Transnational or any of its subsidiaries is a party or by which any of them is bound or of any of them obligating any of them to issue, sell or deliver, or repurchase, redeem or otherwise acquire, or convertible into or exchangeable for, or otherwise entitling any person to acquire from any of them, shares of capital stock or other equity or voting securities of any of them or securities convertible into or exchangeable for any such capital stock or equity or voting securities, or obligating any of them to issue, sell, deliver, grant, extend or enter into any such security, option, warrant, right, commitment or agreement. Except as disclosed in Section 3.2(b) of the Disclosure Schedule, neither Transnational nor any of its subsidiaries is a party to or bound by any agreement, proxy or other arrangement restricting the transfer of Transnational Common Stock or affecting the voting of any shares of capital stock of Transnational or any of its subsidiaries.

               (c) Authority; Noncontravention. (A) Transnational has the requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement and the Merger by the requisite vote of the holders of Transnational Common Stock (the "Transnational Stockholder Approval"), Transnational has all requisite corporate power and authority to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Transnational and the consummation by Transnational of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Transnational, subject to the Transnational Stockholder Approval. This Agreement has been duly executed and delivered by Transnational and, assuming this Agreement constitutes the valid and binding agreement of PXRE, constitutes a valid and binding obligation of Transnational, enforceable against Transnational in accordance with its terms, except as the same may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and subject to general principles of equity. (B) Except as disclosed in Section 3.2(c) of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) subject to the Transnational Stockholder Approval, conflict with any of the provisions of (x) the Restated Certificate of Incorporation of Transnational (the "Transnational Charter") or the by-laws of Transnational (the "Transnational By-laws") or (y) the certificate of incorporation, by-laws or other organizational documents of any subsidiary of Transnational, (ii) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture or other

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agreement, permit, franchise, license or other instrument or undertaking to which Transnational or any of its subsidiaries is a party or by which Transnational or any of its subsidiaries or any of their assets is bound or affected or held by Transnational or any of its subsidiaries, (iii) subject to the Transnational Stockholder Approval and the matters referred to in the next sentence, contravene any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to Transnational or any of its subsidiaries or any of their respective properties or assets, or
(iv) result in the creation of any Lien on any property or asset of Transnational or any of its subsidiaries, which, in the case of clauses (ii),
(iii) and (iv) above, singly or in the aggregate, could reasonably be expected to have a Transnational Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Transnational or its subsidiaries in connection with the execution and delivery of this Agreement by Transnational or the consummation by Transnational or its subsidiaries of any of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger, (ii) approvals, filings and/or notices required under insurance regulatory laws,
(iii) the filing with the SEC of the Transnational Proxy Statement and such reports or other filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iv) the filing and recordation of the certificate of merger as required under the DGCL and the filing of appropriate documents with the Department of State or other relevant authorities of other states in which Transnational is qualified to do business, as required by the corporation law of such states, (v) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 3.2(c) of the Disclosure Schedule, (vi) any applicable filings under state takeover laws and (vii) such other consents, approvals, authorizations, declarations, filings or notices the failure to obtain or make which, in the aggregate, would not have a Transnational Material Adverse Effect.

               (d)   SEC Documents; Financial Statements.

                      (i) Transnational has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994 (such reports, schedules, forms, statements and other documents, together with all registration statements filed by Transnational or its subsidiaries with the SEC since January 1, 1994, in each case, as such documents have been amended since the time of their filing, collectively, the "Transnational SEC Documents"). As of their respective filing dates (or, if amended, as of the date of the filing of such amendment), the Transnational SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Transnational SEC Documents. None of the Transnational SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Transnational

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        included in the Transnational SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and fairly present, in all material respects, in conformity with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) the consolidated financial position of Transnational and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Except (w) as disclosed in Section 3.2(d)(i) of the Disclosure Schedule, (x) liabilities disclosed or provided for in the consolidated balance sheet of Transnational and its subsidiaries (the "Transnational Balance Sheet") as of the Balance Sheet Date, (y) liabilities under or related to this Agreement and the transactions contemplated hereby, and (z) liabilities and obligations incurred in the ordinary course of business substantially consistent with past practice since the Balance Sheet Date, neither Transnational nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent, determined, determinable or otherwise), other than liabilities and obligations which would not individually or in the aggregate reasonably be expected to have a Transnational Material Adverse Effect.

                      (ii) The Annual Statement for the year ended December 31, 1995, together with all exhibits and schedules thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, and any Quarterly Statements for periods ended after January 1, 1996, together with all exhibits and schedules thereto, with respect to Transnational Reinsurance as filed with the applicable Insurance Regulator in its jurisdiction of domicile, were prepared in conformity with SAP applied on a consistent basis (except as expressly set forth in the notes, exhibits or schedules thereto) and present fairly, to the extent required by and in conformity with SAP, the statutory financial condition of Transnational Reinsurance at their respective dates and the results of operations, changes in capital and surplus and cash flow of Transnational Reinsurance for each of the periods then ended. Except as disclosed in Section 3.2(d)(ii) of the Disclosure Schedule, since December 31, 1993 no deficiencies or violations material to the financial condition of Transnational Reinsurance have been asserted by any Insurance Regulator.

               (e) Transaction Documents. None of the information supplied or to be supplied by the Special Committee relating to the transactions contemplated hereby for inclusion or incorporation by reference in the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act or at the time any amendment or supplement thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Special Committee relating to the transactions contemplated hereby for inclusion or incorporation by reference in the PXRE Proxy Statement will, at the date it is first

                                       21

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mailed to PXRE's stockholders or at the time of the PXRE Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading. None of the information supplied or to be supplied by the Special Committee relating to the transactions contemplated hereby for inclusion or incorporation by reference in the Transnational Proxy Statement will, at the date it is first mailed to Transnational's stockholders or at the time of the Transnational Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Transnational Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, no representation or warranty is made by Transnational in this Section 3.2(e) with respect to any other information included or incorporated by reference in the Form S-4, the PXRE Proxy Statement or the Transnational Proxy Statement.

               (f) Absence of Certain Changes or Events. Except as disclosed (x) in the Transnational SEC Documents filed and publicly available after December 31, 1995 and prior to the date of this Agreement (the "Filed Transnational SEC Documents") or (y) in Section 3.2(f) of the Disclosure Schedule, since January 1, 1996, (A) Transnational and each of its subsidiaries has conducted its business only in the ordinary course substantially consistent with past practice. (B) Except as disclosed in Section 3.2(f) of the Disclosure Schedule, since the Balance Sheet Date, there has not been (i) a Transnational Material Adverse Change (as defined in Section 6.3(c)), or any event or condition that individually or in the aggregate could reasonably be expected to result in a Transnational Material Adverse Change; (ii) (x) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Transnational's outstanding capital stock, other than the declaration and payment of regular quarterly dividends of up to $.05 per share on Transnational Common Stock or (y) any repurchase, redemption or other acquisition by Transnational or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Transnational or any subsidiary thereof; (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock;
(iv) any material change in accounting methods, principles or practices by Transnational or any of its subsidiaries except for any such change required by reason of a concurrent change in GAAP; (v) any amendment of any material term of any outstanding security of Transnational or any subsidiary; (vi) any incurrence, assumption or guarantee by Transnational or any subsidiary of any indebtedness for borrowed money (other than pursuant to existing line of credit arrangements and letters of credit and related agreements); (vii) any creation or assumption by Transnational or any subsidiary of any Lien on any material asset other than in the ordinary course of business substantially consistent with past practice; (viii) any making of any material loan, advance or capital contributions to or investment in any person other than loans, advances or capital contributions to or investments in wholly-owned subsidiaries and other than portfolio

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investments made pursuant to the investment guidelines approved by the Board of
Directors of Transnational (the "Transnational Investment Guidelines"); (ix) any transaction or commitment made, or any contract or agreement entered into, by Transnational or any subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Transnational or any subsidiary of any contract or other right, in either case, material to Transnational and its subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business substantially consistent with past practice and those contemplated by this Agreement; (x) any entry by Transnational or a subsidiary into any contract limiting its right at any time on or after the date of this Agreement to engage in, or to compete with any person in, any business conducted by Transnational or its subsidiaries, including, without limitation, any contract which includes exclusivity provisions restricting the geographical area in which, or the method by which, any such business may be conducted; (xi) any entry by Transnational or a subsidiary into any acquisition, joint venture, partnership or similar agreement or arrangement which is material to Transnational and its subsidiaries taken as a whole; or (xii) any grant or increase of any severance or termination pay to any director, officer or employee of Transnational or any of its subsidiaries which is material to Transnational and its subsidiaries taken as a whole or any increase in any compensation, bonus or other benefits payable to directors, officers or employees of Transnational or any of its subsidiaries, in their capacities as directors, officers or employees of Transnational or any of its subsidiaries, other than in the ordinary course of business substantially consistent with past practice.

               (g) Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of the Transnational Class A Stock and the Transnational Class B Stock, voting as a single class, entitled to vote thereon at the Transnational Stockholders Meeting with respect to this Agreement and the Merger is the only vote of the holders of any class or series of Transnational's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

               (h)   Taxes.

                      (i) Each of Transnational and its subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually or in the aggregate would not have a Transnational Material Adverse Effect. All tax returns filed by Transnational and each of its subsidiaries are complete and accurate except to the extent that such failure to be complete and accurate would not have a Transnational Material Adverse Effect. Transnational and each of its subsidiaries has paid (or Transnational has paid on the subsidiaries' behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Filed Transnational SEC Documents reflect an adequate reserve, in accordance with GAAP, for all taxes payable by Transnational and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

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                      (ii) Except as set forth in Section 3.2(h) of the
        Disclosure Schedule, no deficiencies for any taxes have been proposed, asserted or assessed against Transnational or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a Transnational Material Adverse Effect, and no requests for waivers of the time to assess any such taxes have been granted or are pending.

               (i) Compliance with Applicable Laws. Except as otherwise known to PXRE, Transnational and each of its subsidiaries has in full force and effect all Permits, including without limitation all Permits of or issued by all Insurance Regulators, and has made all declarations and filings with all Insurance Regulators and other Governmental Entities, necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the failure of Permits to be in full force and effect, for failures to make filings or declarations, and for defaults under Permits which failure or default individually or in the aggregate would not have a Transnational Material Adverse Effect. None of such Permits contains any restriction that is materially burdensome to Transnational or any of its subsidiaries. Transnational and its subsidiaries are in material compliance with all such Permits and, except as disclosed in Section 3.2(i) of the Disclosure Schedule, to the knowledge of PXRE no event has occurred which would lead PXRE to reasonably expect the revocation or termination of any such Permit or any material impairment of the rights of the holders thereof. Except as disclosed in the Filed Transnational SEC Documents or in Section 3.2(i) of the Disclosure Schedule, or otherwise known to PXRE, Transnational and its subsidiaries are in compliance with all, and there have been no violations of any applicable statutes, laws, ordinances, rules, regulations and orders of any Governmental Entity (including, without limitation, Insurance Regulators), except for such noncompliance or violation which individually or in the aggregate has not had and would not reasonably be expected to have a Transnational Material Adverse Effect. Except as disclosed in
Section 3.2(i) of the Disclosure Schedule or otherwise known to PXRE, and except for routine examinations by Insurance Regulators, no investigation by any federal, state, local or foreign Governmental Entity with respect to Transnational or any of its subsidiaries is pending or to the knowledge of PXRE threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a Transnational Material Adverse Effect. Neither Transnational nor any of its subsidiaries has received any notice from any Insurance Regulator concerning any alleged material violation of any Permit or any insurance laws or regulations or notice of any proposed proceeding to revoke any material Permit or any notice to the effect that any additional material Permit from any Insurance Regulator is needed to be obtained by Transnational or its subsidiaries.

               (j) Opinion of Financial Advisor. Transnational has received the written opinion of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), the financial advisor to the Special Committee, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the holders of Transnational Class A Stock from a financial point of view.


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               (k) Brokers. No broker, investment banker, financial advisor or other person, other than DLJ, the fees and expenses of which will be paid by Transnational, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Transnational or its subsidiaries by action of its Special Committee or Board of Directors.

               (l) Litigation. Except as disclosed in the Filed Transnational SEC Documents or in Section 3.2(l) of the Disclosure Schedule, or otherwise known to PXRE, there is no suit, action, investigation or arbitration pending or, to the knowledge of Transnational, threatened against or affecting Transnational or any of its subsidiaries before any court, arbitrator, Insurance Regulator or other Governmental Entities that, (i) individually or in the aggregate, could reasonably be expected to have a Transnational Material Adverse Effect or to impair the ability of Transnational to perform its obligations under this Agreement, or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by this Agreement, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against Transnational or any of its subsidiaries having, or which could reasonably be expected to have, any such effect.


                                    ARTICLE 4

                    COVENANTS RELATING TO CONDUCT OF BUSINESS
                                 PRIOR TO MERGER


        Section 4.1.  Certain Covenants.

               (a) Conduct of Business of PXRE. During the period from the date of this Agreement to the Effective Time, PXRE shall, and shall cause its subsidiaries to, carry on their respective businesses only in the ordinary course of business substantially consistent with past practice and, to the extent consistent therewith, use all reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with agents, insureds, reinsureds and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as expressly contemplated by this Agreement, PXRE shall not, and shall not permit any of its subsidiaries to, without the prior written consent of Transnational (by action of the Special Committee):

                      (i) (x) except as described in Section 4.1(a)(i) of the Disclosure Schedule, declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of PXRE's outstanding capital stock or (y) split, combine or reclassify any of PXRE's outstanding capital stock or issue or authorize the

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        issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or (z) except as described in Section 4.1(a)(i) of the Disclosure Schedule, purchase, redeem or otherwise acquire any shares of outstanding capital stock or other securities of PXRE or its subsidiaries or any rights, warrants or options to acquire any such shares or securities;

                      (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (and there has been no such issuance, sale, grant, pledge or other encumbrance since June 30, 1996) other than any such issuance pursuant to (x) the exercise of stock options outstanding on the date hereof or
        (y) any arrangements disclosed in Section 4.1(a)(ii) of the Disclosure Schedule;

                      (iii) except for the PXRE Charter Amendment, amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

                      (iv) merge or consolidate with any other person (other than a merger or consolidation of a subsidiary of PXRE with a wholly-owned subsidiary of PXRE) or acquire (by merger, consolidation, acquisition of assets or otherwise) (x) any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to PXRE and its subsidiaries taken as a whole, except in the ordinary course of business substantially consistent with past practice and purchases of investment assets in accordance with the PXRE Investment Guidelines;

                      (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of (or agree to any of the foregoing) any of its properties or assets that are material, individually or in the aggregate, to PXRE and its subsidiaries, except in the ordinary course of business substantially consistent with past practice and sales of investment assets in the ordinary course of business;

                      (vi) (x) incur any indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness of another person other than pursuant to existing line of credit arrangements (and additional line of credit arrangements not exceeding $10 million) of PXRE or its subsidiaries and letters of credit and related agreements of PXRE or its subsidiaries in each case in the ordinary course of business substantially consistent with past practice; or (y) except as described in Section 4.1(a)(vi) of the Disclosure Schedule, make any material loans, advances or capital contributions to, or investments in, any other person, other than to PXRE or to any direct or indirect wholly-owned subsidiary of PXRE and other than purchases of investment assets in accordance with the PXRE Investment Guidelines;


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                      (vii) except as described in Section 4.1(a)(vii) of the
        Disclosure Schedule and except for any other actions which, individually or in the aggregate, do not materially increase the obligations and liabilities of PXRE, (x) enter into, adopt, amend (except as may be required by law) or terminate any employee benefit plan or any agreement, arrangement, plan or policy between PXRE and one or more of its directors, officers or employees or (y) increase in any manner the compensation or fringe benefits (including severance benefits) of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof;

                      (viii) settle or compromise any derivative suit or other litigation or claim arising out of the transactions contemplated hereby, or any other litigation or claim involving PXRE if the settlement thereof involves payment of in excess of $100,000 (other than undisputed claims for contractual benefits under any reinsurance contract under which PXRE is the reinsurer); provided, that Transnational will not unreasonably withhold its consent to any such settlement or compromise;

                      (ix) make any material change in accounting methods, principles or practices used by PXRE or any of its subsidiaries except for any such change required by reason of a concurrent change in GAAP;

                      (x) take any action that requires the approval of its stockholders;

                      (xi) take or allow to be taken or fail to take any action which act or omission would jeopardize qualification of the Merger as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code;

                      (xii) take any action that would, or would be reasonably likely to, result in any of the representations and warranties of PXRE or Transnational set forth in this Agreement not being true in all material respects as of or at any time prior to the Effective Time or in any of the conditions to the Merger set forth in Article 6 not being satisfied;

                      (xiii) agree in writing or otherwise to take any of the actions prohibited by this Section 4.1(a).

               (b) Conduct of Business of Transnational. During the period from the date of this Agreement to the Effective Time, PXRE shall cause PXRE Reinsurance to take all action within its authority as Manager under the Management Agreement dated November 8, 1993 between PXRE Reinsurance, Transnational and Transnational Reinsurance (as amended to date, the "Management Agreement") to cause Transnational and its subsidiaries to carry on their respective businesses only in the ordinary course of business substantially consistent with past practice and, to the extent consistent therewith, use all reasonable best efforts to preserve intact their current business organizations and preserve their relationships with agents, insureds,

                                       27

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reinsureds and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time (and the Special Committee shall not take any affirmative action that would cause Transnational or its subsidiaries to breach the foregoing provisions of this clause (b)). Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, PXRE shall cause PXRE Reinsurance to take all action within its authority as Manager under the Management Agreement so that Transnational and its subsidiaries shall not (without the prior written consent of the Special Committee), and the Special Committee shall not (without the prior written consent of PXRE) take any affirmative action that would cause Transnational or its subsidiaries to, except as expressly contemplated by this Agreement:

                      (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any outstanding capital stock of Transnational, except for Transnational's regular quarterly dividends of up to $.05 per share, or
        (y) split, combine or reclassify any of Transnational's outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or (z) purchase, redeem or otherwise acquire any shares of outstanding capital stock or other securities of Transnational or its subsidiaries or any rights, warrants or options to acquire any such shares or securities;

                      (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than any such issuance pursuant to (x) the exercise of stock options outstanding on the date hereof or (y) any arrangements disclosed in Section 4.1(b)(ii) of the Disclosure Schedule;

                      (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

                      (iv) merge or consolidate with any other person (other than a merger or consolidation of a subsidiary of Transnational with a wholly-owned subsidiary of Transnational) acquire (by merger, consolidation, acquisition of assets or otherwise) (x) any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to Transnational and its subsidiaries taken as a whole, except in the ordinary course of business substantially consistent with past practice and purchases of investment assets in accordance with the Transnational Investment Guidelines;

                      (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of (or agree to any of the foregoing) any of its properties or assets that are material, individually or in the aggregate, to Transnational and its

                                       28

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        subsidiaries, except in the ordinary course of business substantially consistent with past practice and sales of investment assets in the ordinary course of business;

                      (vi) (x) incur any indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness of another person other than pursuant to existing line of credit arrangements of Transnational or its subsidiaries and letters of credit and related agreements of Transnational or its subsidiaries in each case in the ordinary course of business substantially consistent with past practice; or (y) except as described in Section 4.1(b)(vi) of the Disclosure Schedule make any loans, advances or capital contributions to, or investments in, any other person, other than to Transnational or to any direct or indirect wholly-owned subsidiary of Transnational and other than purchases of investment assets in accordance with the Transnational Investment Guidelines;

                      (vii) (x) enter into, adopt, amend (except as may be required by law) or terminate any employee benefit plan or any agreement, arrangement, plan or policy between Transnational and one or more of its directors, officers or employees or (y) increase in any manner the compensation or fringe benefits (including but not limited to severance benefits) of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof;

                      (viii) settle or compromise any derivative suit or other litigation or claim arising out of the transactions contemplated hereby, or any other litigation or claim involving Transnational if the settlement thereof involves payment of in excess of $100,000 (other than undisputed claims for contractual benefits under any reinsurance contract under which Transnational is the reinsurer); provided, that PXRE will not unreasonably withhold its consent to any such settlement or compromise;

                      (ix) make any material change in accounting methods, principles or practices used by Transnational or any of its subsidiaries except for any such change required by reason of a concurrent change in GAAP;

                      (x) take any action that requires the approval of its stockholders;

                      (xi) take or allow to be taken or fail to take any action which act or omission would jeopardize qualification of the Merger as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code;

                      (xii) take any action that would, or would be reasonably likely to, result in any of Transnational's representations and warranties set forth in this Agreement not being true in all materials respects as of or at any time prior to the Effective Time or in any of the conditions to the Merger set forth in Article 6 not being satisfied; or


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                      (xiii) agree in writing or otherwise to take any of the
        actions prohibited by this Section 4.1(b).


                                    ARTICLE 5

                              ADDITIONAL AGREEMENTS


        Section 5.1. Preparation of Form S-4, the PXRE Proxy Statement and the Transnational Proxy Statement.

               (a) As soon as practicable following the date of this Agreement, PXRE and Transnational jointly shall prepare and file with the SEC a proxy statement/prospectus (which shall be the PXRE Proxy Statement and the Transnational Proxy Statement) and PXRE shall promptly prepare and file with the SEC the Form S-4. PXRE shall use its best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. PXRE shall also take, in consultation with Transnational and its counsel, any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of PXRE Common Stock in the Merger and Transnational shall furnish all information concerning Transnational and the holders of Transnational Common Stock as may be reasonably requested in connection with such action.

               (b) As soon as practicable after the Form S-4 is declared effective by the SEC, (x) PXRE shall prepare, in consultation with Transnational and its counsel, proxy or consent solicitation materials based upon and incorporating the PXRE Proxy Statement and shall cause such materials to be mailed to PXRE's stockholders as promptly as practicable thereafter; and (y) Transnational shall prepare, in consultation with PXRE and its counsel, proxy or consent solicitation materials based upon and incorporating the Transnational Proxy Statement and shall cause such materials to be mailed to Transnational's stockholders as promptly as practicable thereafter.

        Section 5.2. Meetings of Stockholders. PXRE will take all actions necessary in accordance with applicable law and the PXRE Charter and PXRE By-laws to convene as promptly as practicable a meeting of its stockholders (the "PXRE Stockholders Meeting") to consider and vote upon the approval of this Agreement and the Merger and the issuance of PXRE Common Stock in connection with the Merger in accordance with the rules of the Nasdaq National Market ("NASDAQ"). The approval of the PXRE Charter Amendment shall also be considered at the PXRE Stockholders Meeting; provided, however, that stockholder approval of the PXRE Charter Amendment shall not be a condition to either party's obligation to effect the Merger. Transnational will take all actions necessary in accordance with applicable law and the Transnational Charter and Transnational By-laws to convene as promptly as practicable a

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meeting of its stockholders (the "Transnational Stockholders Meeting") to consider and vote upon the approval of this Agreement and the Merger. Each of PXRE and Transnational will, through its Board of Directors, subject to compliance with their respective fiduciary duties to stockholders as advised by counsel, recommend to its stockholders approval of such matters; provided, that
(x) at any time prior to the PXRE Stockholders Meeting, the Board of Directors of PXRE, or (y) at any time prior to the Transnational Stockholders Meeting either the Special Committee or the Board of Directors of Transnational, as the case may be, each in accordance with its fiduciary duties to stockholders as advised by counsel may revoke, modify or qualify its recommendation with respect to this Agreement and the Merger. As long as the Board of Directors of Transnational and the Special Committee recommend approval of this Agreement and the Merger (and such recommendation has not been revoked, modified or qualified), at the Transnational Stockholders Meeting PXRE shall vote or cause to be voted in favor of approval and adoption of this Agreement all of its shares of Transnational Class B Stock. Notwithstanding anything contained in this Agreement to the contrary, any action by the Board of Directors of PXRE or of Transnational permitted by this Section 5.2 shall not constitute a breach of this Agreement by PXRE or Transnational, as the case may be.

        Section 5.3. Legal Requirements to Merger. Each of PXRE and Transnational will take, or cause to be taken, all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger and will promptly cooperate with and furnish information to the other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with the Merger. Each of PXRE and Transnational will, and will cause its subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained by PXRE or Transnational or any of their respective subsidiaries in connection with the Merger or the taking of any action contemplated by this Agreement.

        Section 5.4. Access to Information. Upon reasonable notice, each of PXRE and Transnational shall (and shall cause each of its subsidiaries to) afford to the officers, employees, accountants, counsel, financial and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of PXRE and Transnational shall (and shall cause each of its subsidiaries to) furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the federal securities laws and (ii) all other information concerning its business, properties and personnel as PXRE or Transnational, as the case may be, may reasonably request.

        Section 5.5. Best Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the

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other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement.

        Section 5.6.  Benefit Plans.

               (a) Prior to the Effective Time, Transnational shall seek to amend the Transnational Re Corporation Officer Incentive Plan (the "Incentive Plan") (and obtain the agreement of participants in the Incentive Plan to such amendment) (x) to provide that the computation of net profits for purposes of the 1996 bonus pool will be based on the sum of the net profits of Transnational and its subsidiaries for the period ending on the last day of the last full calendar quarter ending on or prior to the Effective Time plus the net profits of Transnational Reinsurance for any subsequent calendar quarter(s) of 1996, without regard to any expenses of the Merger, any charges for any annual bonus pool, or any contingent fee payable to PXRE Reinsurance, all as computed in accordance with GAAP; and (y) to provide that the Merger will not be deemed to be a termination of employment for any participant in the Incentive Plan and that the vested percentage of participants in the 1994, 1995 and 1996 bonus pools shall be determined based on their years and months of employment with Transnational prior to the Merger plus their years and months of employment with the Surviving Corporation after the Merger.

               (b) The parties shall cause the Transnational Re Non-Employee Director Deferred Stock Plan to be amended to provide that all shares with respect to which rights have been granted to participants therein shall be deemed issued to such participants immediately prior to the Effective Time.

        Section 5.7.  Indemnification and Insurance.

               (a) PXRE shall indemnify each person who is on the date of this Agreement, or has been at any time prior to such date, or who becomes prior to the Effective Time, an officer or director (the "Indemnified Party") of Transnational or any of its subsidiaries against all losses, claims, damages, liabilities, costs and expenses (including attorney's fees and expenses), judgments, fines, losses, and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a "Claim") to the extent that any such Claim is based on, or arises out of, (i) the fact that such person is or was a director or officer of Transnational or any of its subsidiaries at any time prior to the Effective Time (or is or was serving as a member of the Special Committee at any time prior to or at the Effective Time) or is or was serving at the request of Transnational or any of its subsidiaries as a director or officer of another corporation, partnership, joint venture, trust or other enterprise at any time prior to the Effective Time, or (ii) this Agreement or any of the transactions contemplated hereby, or
(iii) Claims relating to the facts specified in the lawsuit captioned Crandon Capital Partners v. Kimmel et al., Civil Action No. 14998, Delaware Chancery Court, in each case to the extent that any such Claim pertains to any matter or fact arising, existing, or occurring prior to or at the

                                       32

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Effective Time (or pertains to any act or function of the Special Committee relating to this Agreement or the transactions contemplated hereby whether arising, existing, or occurring prior to or at the Effective Time), regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time (the matters described in clauses (i), (ii) and (iii) the "Merger Matters"), to the fullest extent permitted by Delaware law (including provisions relating to advancement of expenses incurred in the defense of any Claim).

               (b) PXRE agrees that all limitations or exculpation of liabilities existing in favor of an Indemnified Party as provided in the Transnational Charter and the Transnational By-laws as in effect as of the date hereof shall continue in full force and effect with respect to Merger Matters, without any amendment thereto, to the extent such rights are consistent with the DGCL.

               (c) In the event PXRE or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, in each such case, to the extent necessary to effectuate the purposes of this Section 5.7, proper provision shall be made so that the successors and assigns of PXRE assume the obligations set forth in this
Section 5.7 and none of the actions described in clause (i) or (ii) shall be taken until such provision is made.

               (d) PXRE shall cause to be maintained, for a period of not less than six years from the Effective Time, Transnational's current directors' and officers' liability insurance policy to the extent that it provides coverage for events occurring prior to the Effective Time and acts by or functions of the Special Committee prior to or at the Effective Time (the "D&O Insurance") for all present and former directors and officers of Transnational or any subsidiary thereof, so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid for the D&O Insurance prior to the date of this Agreement (200% of such premium, the "Maximum Premium"); provided, however, that PXRE may, in lieu of maintaining such existing D&O Insurance as provided above, cause no less favorable coverage to be provided under any policy maintained for the benefit of the directors and officers of PXRE or any of its subsidiaries. If the existing D&O Insurance expires, is terminated or canceled by the insurer or if the annual premium would exceed the Maximum Premium during such six-year period, PXRE shall use its best efforts to obtain, in lieu of such D&O Insurance, such comparable directors' and officers' liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium and on terms and conditions no less advantageous than the existing D&O Insurance (or if coverage provided under any directors' and officers' liability insurance policy maintained for the benefit of PXRE's directors and officers is no less favorable than the existing D&O Insurance, then even if the premium for such PXRE policy exceeds the Maximum Premium, PXRE shall include the present and former directors and officers of Transnational and its subsidiaries as covered persons under such PXRE policy provided such inclusion shall not increase the premium for such PXRE policy). To the extent that after giving effect to the preceding sentence such comparable insurance is not commercially available, with

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the consent of such persons, PXRE shall provide self-insurance. Section 5.7(d)
of the Disclosure Schedule sets forth the amount of the Maximum Premium.

        Section 5.8. Public Announcements. Transnational, on the one hand, and PXRE, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement without the consent of the other party (such consent not to be unreasonably withheld), except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or any arrangements with NASDAQ.

        Section 5.9. No Solicitation, Etc. Transnational shall not (nor will it permit any of its officers, directors, agents or affiliates to) directly or indirectly solicit, encourage (including by way of providing any non-public information concerning Transnational or its subsidiaries to any person), initiate or participate in any negotiations or discussions, or enter into (or authorize) any agreement or agreement in principle, or announce any intention to do any of the foregoing, with respect to any offer or proposal to acquire all or a substantial part of its or its subsidiaries' business and properties or any of its or its subsidiaries' capital stock whether by merger, purchase of assets, tender offer or otherwise (all such actions being referred to herein as "Acquisition Transactions"); provided, that nothing contained in this Section
5.9 shall prohibit the Special Committee, to the extent required by its fiduciary duties under applicable law as advised by counsel, from providing information to, participating in negotiations or discussions with, entering into any agreement or transaction with, or announcing any intention to do any of the foregoing with, any party that makes an unsolicited inquiry or proposal relating to an Acquisition Transaction. Transnational shall promptly notify PXRE of the receipt of any inquiry or proposal which it may receive in respect of any Acquisition Transaction, including the identity of the person making such inquiry or proposal and, unless advised by counsel that there is a significant risk that such action would constitute a breach of the Special Committee's fiduciary duties, the material terms and conditions thereof and any changes therein. PXRE agrees that the Special Committee may provide to any such party that makes an unsolicited inquiry or proposal respecting an Acquisition Transaction any change in the terms of this Agreement proposed by PXRE in response to such unsolicited inquiry or proposal; provided, that the Special Committee has disclosed to PXRE the identity of the person making such inquiry or proposal and the material terms and conditions of such proposed Acquisition Transaction and any changes therein.

        Section 5.10. Consents, Approvals and Filings.

               (a) PXRE and Transnational will make and cause their respective subsidiaries to make all necessary filings, as soon as practicable, including, without limitation, those required under the HSR Act, the Securities Act, the Exchange Act, state securities laws and state insurance laws in order to facilitate prompt consummation of the Merger and the other transactions contemplated by this Agreement. In addition, PXRE and Transnational will each

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use their best efforts, and will cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents, approvals or authorizations of Governmental Entities and consents or waivers of all third parties necessary or advisable for the consummation of the Merger and the other transactions contemplated by this Agreement. In connection with the foregoing, each of PXRE and Transnational shall use its best efforts to provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request.

               (b) Each of the parties shall provide to the other party copies of all applications and other documents in advance of filing or submission of such applications and other documents to Governmental Entities in connection with this Agreement.

        Section 5.11. Non-Interference, Etc.

               (a) Neither party hereto, nor any of their respective subsidiaries, shall take any action, directly or indirectly, intended to, or which such party reasonably believes would, result in (i) any of the other party's representations and warranties set forth in this Agreement not being true and correct in all material respects as of the Closing Date, (ii) any of the other party's covenants not being performed, or (iii) any of the conditions to such party's obligations to consummate the transactions contemplated by this Agreement not being satisfied. Without limiting the foregoing, no breach of any covenant, agreement, representation or warranty of Transnational in this Agreement shall be deemed to have occurred to the extent caused directly or indirectly by reason of any act or omission by PXRE or its subsidiaries as Manager under the Management Agreement or by any employee or officer of PXRE who is also an officer of Transnational.

               (b) Each party shall give prompt notice to the other of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

        Section 5.12. Affiliates. At least 30 days prior to the Closing Date, Transnational and PXRE shall agree as to persons who are, at the time the Merger is submitted for approval to the stockholders of Transnational, "affiliates" of Transnational for purposes of Rule 145 under the Securities Act. Transnational shall use its best efforts to cause each such person to deliver to PXRE on or prior to the Closing Date a letter (an "Affiliate Letter") to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of PXRE Common Stock issued in

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the Merger, except pursuant to an effective registration statement, in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to PXRE, is exempt from the registration requirements of the Securities Act. PXRE shall not be required to maintain the effectiveness of the Form S-4 for the purpose of resale of PXRE Common Stock by such affiliates and the certificates representing PXRE Common Stock received by such affiliates in the Merger shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this
Section 5.12.

        Section 5.13. Listing. PXRE shall use its best efforts to cause the shares of PXRE Common Stock to be issued to holders of Transnational Class A Stock pursuant to this Agreement to be approved for trading on NASDAQ, or, if any shares of PXRE Common Stock are listed on the New York Stock Exchange ("NYSE"), to be listed on the NYSE, in each case subject to official notice of issuance, prior to the Effective Time.

        Section 5.14. Stockholder Litigation. No settlement of any stockholder litigation against Transnational and its directors relating to the transactions contemplated by this Agreement shall be agreed to without PXRE's consent, which shall not be unreasonably withheld. No settlement of any stockholder litigation against PXRE and its directors relating to the transactions contemplated by this Agreement shall be agreed to without Transnational's consent, which shall not be unreasonably withheld.

        Section 5.15. Dividends. After the date of this Agreement, each of PXRE and Transnational shall coordinate with the other the payment of dividends with respect to the PXRE Common Stock and Transnational Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of PXRE Common Stock and Transnational Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of PXRE Common Stock and/or Transnational Common Stock or any shares of PXRE Common Stock that any such holder receives in exchange for any such shares of Transnational Common Stock in the Merger.

        Section 5.16. Amendment to Management Agreement.

               (a) In the event that this Agreement is terminated by Transnational pursuant to Section 7.1(f)(i) or pursuant to Section 7.1(h), then effective upon such termination, Section 2.2 of the Management Agreement will hereby be deemed amended by deleting the date "December 31, 1998" in the fourth line thereof and replacing it with "December 31, 2000".

               (b) In the event that the amendment to the Management Agreement referred to in Section 5.16(a) above becomes effective, then upon such effectiveness, Section 8.1(b) of the

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Management Agreement will hereby be deemed amended by adding the following parenthetical immediately prior to the semi-colon at the end of such Section 8.1(b):

               "(or at any time after December 31, 1998 by Transnational by action of its Board, upon one year's advance written notice to the Manager)".


                                    ARTICLE 6

                              CONDITIONS PRECEDENT


        Section 6.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

               (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the stockholders of PXRE and Transnational by the requisite vote in accordance with applicable law.

               (b) Governmental and Regulatory Consents. All filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, Governmental Entities in each case that are set forth in Section 6.1(b) of the Disclosure Schedule, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by PXRE and Transnational will have been made or obtained (as the case may be), and such consents, approvals, permits and authorizations shall be subject to no conditions other than (i) conditions customarily imposed by insurance regulatory authorities or (ii) other conditions that would not reasonably be expected to have a PXRE Material Adverse Effect or a Transnational Material Adverse Effect.

               (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired.

               (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect; provided, however, that the party invoking this condition shall have used reasonable efforts to have any such order or injunction vacated.

               (e) Form S-4, etc. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

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               (f) Third-Party Consents. All consents and waivers of third parties to the consummation of the Merger and the other transactions contemplated hereby that are set forth in Section 6.1(f) of the Disclosure Schedule and other than those referred to in Section 6.1(b) shall have been obtained, other than those which, if not obtained, would not have a PXRE Material Adverse Effect or a Transnational Material Adverse Effect.

               (g) Listing. The shares of PXRE Common Stock issuable to holders of Transnational Class A Stock pursuant to this Agreement shall have been approved for trading on NASDAQ or, if any shares of PXRE Common Stock are then listed on the NYSE, shall have been listed on the NYSE, in either case subject to official notice of issuance.

        Section 6.2. Conditions to Obligations of Transnational. The obligations of Transnational to effect the Merger are further subject to the following conditions:

               (a) Representations and Warranties. The representations and warranties of PXRE set forth in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of PXRE set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent any such representation and warranty speaks as of an earlier date, in which event such representation and warranty shall be true and correct, or true and correct in all material respects, as applicable, as of such date, and Transnational shall have received a certificate signed on behalf of PXRE by the chief executive officer and the chief financial officer of PXRE to such effect.

               (b) Performance of Obligations of PXRE. PXRE shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Transnational shall have received a certificate signed on behalf of PXRE by the chief executive officer and the chief financial officer of PXRE to such effect.

               (c) No Material Adverse Change. Since June 30, 1996, there shall have been no PXRE Material Adverse Change, and no event or condition which individually or in the aggregate could reasonably be expected to result in a PXRE Material Adverse Change. For purposes of this Agreement, "PXRE Material Adverse Change" means any material adverse change in the business, financial condition or results of operations of PXRE and its subsidiaries taken as a whole, other than any such change resulting from (i) any decrease in written or earned premiums, (ii) any decrease in the value of portfolio investments and
(iii) any losses under reinsurance or retrocessional agreements (other than where PXRE Reinsurance is the cedant) in respect of catastrophic events occurring after the date hereof which losses, individually or in the aggregate, do not result in a decrease of more than 50% of consolidated stockholders equity of PXRE and its subsidiaries, as determined in accordance with GAAP, on an after-tax basis, from the amount thereof as of June 30, 1996.


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               (d) Tax Opinions. Transnational shall have received an opinion of its special tax counsel, Davis Polk & Wardwell, in form and substance satisfactory to Transnational, dated the Effective Time, to the effect that Transnational and its stockholders (except to the extent such stockholders receive cash in lieu of fractional shares) will recognize no gain or loss for federal income tax purposes as a result of consummation of the Merger and in connection with the delivery of its opinion pursuant to this Section 6.2(d), Davis Polk & Wardwell may request certificates of officers of Transnational and PXRE. In addition, PXRE shall have received the opinion described in Section 6.3(d).

               (e) Fairness Opinion. The written opinion of DLJ, dated the date hereof, to the effect that the Merger Consideration to be received by the holders of Transnational Class A Common Stock is fair to such holders from a financial point of view, shall not have been withdrawn or amended or modified in any material respect prior to the Closing Date.

               (f) Accountant's Comfort Letters. Transnational shall have received "comfort" letters from Price Waterhouse LLP dated the date of the mailing of the Transnational Proxy Statement and the Effective Time and addressed to Transnational, in each case satisfactory to Transnational and customary in form and substance for such letters delivered in connection with transactions similar to those contemplated by this Agreement.

        Section 6.3. Conditions to Obligations of PXRE. The obligations of PXRE to effect the Merger are further subject to the following conditions:

               (a) Representations and Warranties. The representations and warranties of Transnational set forth in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of Transnational set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent any such representation and warranty speaks as of an earlier date, in which event such representation and warranty shall be true and correct, or true and correct in all material respects, as applicable, as of such date, and PXRE shall have received a certificate signed on behalf of Transnational by a duly authorized representative of Transnational to such effect.

               (b) Performance of Obligations of Transnational. Transnational shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and PXRE shall have received a certificate signed on behalf of Transnational by a duly authorized representative of Transnational to such effect.

               (c) No Material Adverse Change. Since June 30, 1996, there shall have been no Transnational Material Adverse Change, and no event or condition which individually or in the aggregate could reasonably be expected to result in a Transnational Material Adverse Change. For purposes of this Agreement, "Transnational Material Adverse Change" means any material adverse change in the business, financial condition or results of operations of Transnational and

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its subsidiaries taken as a whole, other than any such change resulting from (i)
any decrease in written or earned premiums, (ii) any decrease in the value of portfolio investments and (iii) any losses under reinsurance or retrocessional agreements (other than where Transnational Reinsurance is the cedant) in respect of catastrophic events occurring after the date hereof which losses, individually or in the aggregate, do not result in a decrease of more than 50% of consolidated stockholders equity of Transnational and its subsidiaries, as determined in accordance with GAAP, on an after-tax basis, from the amount thereof as of June 30, 1996.

               (d) Tax Opinions. PXRE shall have received an opinion of its special tax counsel, Morgan, Lewis & Bockius LLP, in form and substance satisfactory to PXRE, dated the Effective Time, to the effect that PXRE and its stockholders will recognize no gain or loss for federal income tax purposes as a result of consummation of the Merger and in connection with the delivery of its opinion pursuant to this Section 6.3(d), Morgan, Lewis & Bockius LLP may request certificates of officers of PXRE and Transnational. In addition, Transnational shall have received the opinion described in Section 6.2(d).

               (e) Fairness Opinion. The written opinion of Dillon, Read & Co. Inc., dated the date hereof, to the effect that the Merger is fair to PXRE and its stockholders from a financial point of view, shall not have been withdrawn or amended or modified in any material respect prior to the Closing Date.

               (f) Accountant's Comfort Letters. PXRE shall have received "comfort" letters from Price Waterhouse LLP dated the date of the mailing of the PXRE Proxy Statement and the Effective Time and addressed to PXRE, in each case satisfactory to PXRE and customary in form and substance for such letters delivered in connection with transactions similar to those contemplated by this Agreement.


                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER


        Section 7.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement and the Merger by the stockholders of PXRE and/or Transnational):

               (a)   by mutual written consent of Transnational and PXRE;

               (b)   by written notice by either Transnational or PXRE:

                      (i) if the Merger shall not have been consummated on or before June 30, 1997 (the "End Date"), unless the failure to consummate the Merger is the result of a

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        willful and material breach of this Agreement by the party seeking to terminate this Agreement; or

                      (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

               (c) by PXRE, if there shall have been a material breach of any material representation, warranty, covenant or agreement on the part of Transnational such that the conditions set forth in Section 6.3(a) or 6.3(b) would be incapable of being satisfied by the End Date (or as otherwise extended); provided, however, that if any such breach is curable by Transnational through the exercise of its reasonable best efforts and for so long as Transnational shall be using its reasonable best efforts to cure such breach, PXRE may not terminate this Agreement pursuant to this Section 7.1(c);

               (d) by Transnational, if there shall have been any material breach of any material representation, warranty, covenant or agreement on the part of PXRE such that the conditions set forth in Section 6.2(a) or 6.2(b) would be incapable of being satisfied by the End Date (or as otherwise extended); provided, however, that if any such breach is curable by PXRE through the exercise of its reasonable best efforts and for so long as PXRE shall be using its reasonable best efforts to cure such breach, Transnational may not terminate this Agreement pursuant to this Section 7.1(d);

               (e) by PXRE, (i) if the approval of the stockholders of Transnational contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Transnational Stockholders Meeting or any adjournment thereof or (ii) if the approval of the stockholders of PXRE contemplated by this Agreement (other than the approval of the PXRE Charter Amendment) shall not have been obtained by reason of the failure to obtain the required vote at the PXRE Stockholders Meeting or any adjournment thereof;

               (f) by Transnational, (i) if the approval of the stockholders of PXRE contemplated by this Agreement (other than the approval of the PXRE Charter Amendment) shall not have been obtained by reason of the failure to obtain the required vote at the PXRE Stockholders Meeting or any adjournment thereof or
(ii) if the approval of the stockholders of Transnational contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Transnational Stockholders Meeting or any adjournment thereof;

               (g) by PXRE, if, prior to the Transnational Stockholders Meeting, the Special Committee or the Board of Directors of Transnational shall have withdrawn, or modified or changed in any manner adverse to PXRE its approval or recommendation of this Agreement or the Merger;

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               (h) by Transnational, if, prior to the PXRE Stockholders Meeting, the Board of Directors of PXRE shall have withdrawn, or modified or changed in any manner adverse to Transnational its approval or recommendation of this Agreement or the Merger; or

               (i) by Transnational if a corporation, partnership, person or other entity or group shall have made a bona fide proposal for an Acquisition Transaction which the Special Committee believes, and advises the Board of Directors of Transnational, is superior to the Merger from a financial point of view to the stockholders of Transnational; provided that the provisions of
Section 5.9 shall not have been breached.

Upon a termination of this Agreement pursuant to this Section 7.1, all amounts, if any, payable pursuant to Section 8.2(b) shall be paid promptly in accordance with the provisions of Section 8.2(b).

        Section 7.2. Effect of Termination. In the event of termination of this Agreement by either PXRE or Transnational as provided in Section 7.1, written notice thereof shall promptly be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of PXRE or Transnational, other than Sections 3.1(k), 3.2(k), 5.16 and 7.2 and Article 8; provided, however, that nothing contained in this Section or elsewhere in this Agreement shall relieve or limit upon termination of this Agreement any party from any liability resulting from any willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

        Section 7.3. Amendment. Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, the parties hereto may amend this Agreement; provided, however, that after approval of the Merger by the stockholders of Transnational and/or PXRE, no amendment shall be made that by law requires the approval of Transnational's stockholders or PXRE's stockholders, as the case may be, without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        Section 7.4. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 7.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


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        Section 7.5. Procedure for Termination, Amendment, Extension or Waiver;
Role of the Special Committee up to the Effective Time.

               (a) A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section 7.4 shall, in order to be effective, require in the case of Transnational, action by the Special Committee or the duly authorized designee of the Special Committee and in the case of PXRE, action by its Board of Directors or the duly authorized designee of its Board of Directors.

               (b) The Special Committee (and the directors of Transnational who serve on the Special Committee) shall continue to function and act in such capacity from the date of this Agreement until the Effective Time with respect to all matters relating to Transnational in connection with this Agreement and the transactions contemplated hereby.


                                    ARTICLE 8

                               GENERAL PROVISIONS


        Section 8.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement (including the exhibits and schedules hereto) or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than the representations and warranties set forth in Section 3.1(n) which shall survive until the third anniversary of the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, including but not limited to Section 5.7 and the Affiliate Letters delivered pursuant to Section 5.12.

        Section 8.2.  Fees and Expenses.

               (a) Except as set forth in Section 8.2(b) and except for expenses incurred in printing the Transnational Proxy Statement, the PXRE Proxy Statement and the Form S-4, as well as the filing fees relating thereto, which costs shall be shared equally by PXRE and Transnational, whether or not the Merger is consummated, each party hereto shall pay its own fees and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

               (b) In the event that this Agreement is terminated by PXRE pursuant to Section 7.1(c) or Section 7.1(e)(i) or by Transnational pursuant to
Section 7.1(f)(ii) or the End Date occurs in circumstances where the condition in Section 6.2(e) only has not been satisfied or waived, Transnational agrees that it will reimburse PXRE for all documented, reasonable out-of-pocket expenses (not to exceed $1,000,000) incurred by PXRE in connection with this

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Agreement, the Merger and the transactions contemplated by this Agreement. In the event that this Agreement is terminated by Transnational pursuant to Section 7.1(d) or Section 7.1(f)(i) or by PXRE pursuant to Section 7.1(e)(ii) or the End Date occurs in circumstances where the condition in Section 6.3(e) only has not been satisfied or waived, PXRE agrees that it will reimburse Transnational for all documented, reasonable out-of-pocket expenses (not to exceed $1,000,000) incurred by Transnational in connection with this Agreement, the Merger and the transactions contemplated by this Agreement. Such payment shall be as liquidated damages and not as a penalty, shall be in lieu of any other remedies (other than in the circumstances contemplated by the proviso to Section 7.2), and shall be made by wire transfer of immediately available funds promptly after receipt of appropriate documentation.

        Section 8.3.  Definitions.  For purposes of this Agreement:

               (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person; provided, that with respect to PXRE, the word "affiliate" shall not include Transnational or its subsidiaries and, with respect to Transnational, the word "affiliate" shall not include PXRE or its subsidiaries;

               (b) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

               (c) a "subsidiary" of any person means another person 50% or more of the total combined voting power of all classes of capital stock or other voting interests of which, or 50% or more of the equity securities of which, is owned directly or indirectly by such first person; and

               (d) the term "otherwise known to PXRE" means information actually known after reasonable inquiry by one or more senior officers of PXRE and the term "to the knowledge of PXRE" means to the actual knowledge after reasonable inquiry of one or more senior officers of PXRE.

        Section 8.4. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

        Section 8.5. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by facsimile (with confirmation of receipt) or overnight courier (providing proof of delivery)

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to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)    if to Transnational, to

                      Transnational Re Corporation
                      399 Thornall Street, 14th Floor
                      Edison, NJ  08837
                      Attention:  President
                      Telephone No.:  908-906-8100
                      Facsimile No.:  908-906-9157

                      with copies to:


                      Mr. Thomas H. Fox
                      1112 Northport Point
                      Northport, MI  49670

                      and

                      Davis Polk & Wardwell
                      450 Lexington Avenue
                      New York, NY  10017
                      Attention:  Richard J. Sandler
                      Telephone No.:  212-450-4224
                      Facsimile No.:  212-450-5528

               (b)    If to PXRE, to

                      PXRE Corporation
                      399 Thornall Street, 14th Floor
                      Edison, NJ  08837
                      Attention:  President
                      Telephone No.:  908-906-8100
                      Facsimile No.:  908-906-9157


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                      with a copy to:

                      Morgan, Lewis & Bockius LLP
                      101 Park Avenue
                      New York, NY  10178-0060
                      Attention:  F. Sedgwick Browne
                      Telephone No.:  212-309-6825
                      Facsimile No.:  212-309-6273

        Section 8.6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        Section 8.7. Entire Agreement; Third-Party Beneficiaries. This Agreement, the confidentiality letter agreements between PXRE and Transnational each dated June 26, 1996 and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies.

        Section 8.8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        Section 8.9. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        Section 8.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or any state court sitting in the City of Wilmington, Delaware (any such federal or state court, a "Delaware Court"), in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware Court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and
(b) agrees that it will

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not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such Delaware Court.

        Section 8.11. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.


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               IN WITNESS WHEREOF, Transnational and PXRE have caused this
Agreement to be signed by their respective officers or other representatives thereunto duly authorized, all as of the date first written above.

                                  TRANSNATIONAL RE CORPORATION


                                  By:   /s/ Thomas H. Fox
                                     ___________________________________________
                                     Name:    Thomas H. Fox
                                     Title:   Chairman, Special Committee
                                              of the Board of Directors


                                  PXRE CORPORATION


                                  By:     /s/ Gerald L. Radke
                                     ___________________________________________
                                     Name:    Gerald L. Radke
                                     Title:   Chairman of the Board, President
                                              and Chief Executive Officer


                                  As to Section 5.16 only:

                                  TRANSNATIONAL REINSURANCE COMPANY


                                  By:     /s/ Gerald L. Radke
                                     ___________________________________________
                                     Name:    Gerald L. Radke
                                     Title:   Chairman of the Board, President
                                              and Chief Executive Officer


                                  PXRE REINSURANCE COMPANY


                                  By:     /s/ Gerald L. Radke
                                     ___________________________________________
                                     Name:    Gerald L. Radke
                                     Title:   Chairman of the Board, President
                                              and Chief Executive Officer




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